EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Porter Bancorp, Inc. Amended and Restated 2006 Stock Incentive Plan and the USAccess Bank, Inc. 2000 Stock Option Plan of our report dated March 16, 2007 on the consolidated financial statements of Porter Bancorp, Inc., which report is included in Form 10-K for Porter Bancorp, Inc. for the year ended December 31, 2006.

/s/ Crowe Chizek and Company LLC

Louisville, Kentucky
June 11, 2007